Exhibit 99.3

Optimum Subsidiary Announces Launch of Tender Offer for Shares of Optimum’s Class A Common Stock

For up to 120,000,000 shares of Class A Common Stock of Optimum Communications, Inc.

At a Purchase Price of $2.50 Per Share

NEW YORK (June 1, 2026) – CSC Investments II LLC, a Delaware limited liability company (“CSC Investments II”) and a wholly owned subsidiary of Optimum Communications, Inc. (NYSE: OPTU) (“Optimum”), today announced it has launched a tender offer to purchase up to 120,000,000 shares of Optimum’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”). The consideration for each share of Class A Common Stock tendered and accepted for purchase pursuant to the tender offer will equal $2.50 (the “Purchase Price”), payable in cash, less any applicable withholding taxes and without interest. The Purchase Price does not, and will not, include any amount with respect to dividends. On May 29, 2026, the last full trading day prior to the announcement of the tender offer, the reported closing price of Optimum’s Class A Common Stock on the New York Stock Exchange was $0.658 per share.

CSC Investments II currently expects to fund the tender offer with proceeds from a private placement transaction (as further described in a Form 8-K filed by Optimum on June 1, 2026) (the “Private Placement Transaction”) and cash on hand.

Assuming that the tender offer is fully subscribed, the number of shares of Class A Common Stock that will be purchased is 120,000,000, which represents approximately 42.5% of the issued and outstanding shares of Class A Common Stock as of May 27, 2026 (or approximately 30.6% of the total issued and outstanding common stock including both Class A Common Stock and Optimum’s Class B common stock) after giving effect to the Private Exchange Transaction (as further described in a Form 8-K filed by Optimum on June 1, 2026).

The tender offer commenced on the date hereof and will expire at 5:00 p.m., New York City Time, on June 30, 2026 (the “Expiration Time”), unless the offer is extended or earlier terminated. The tender offer is not conditioned upon any minimum number of shares being tendered, nor subject to any financing condition. The tender offer is, however, subject to a number of other terms and conditions, as further described in the Offer to Purchase. Shares of Class A Common Stock tendered pursuant to the Offer to Purchase may be validly withdrawn at any time prior to the Expiration Time by following the procedures described in the Offer to Purchase.

If more than 120,000,000 shares of Class A Common Stock (representing an aggregate purchase price of $300 million) are tendered, the tendered shares will be purchased first, from holders of “odd lots” of less than 100 shares, second, from all other stockholders on a pro rata basis, and third, from stockholders whose shares were conditionally validly tendered for which the condition was not initially satisfied, to the extent feasible, by random lot (to be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares). Additionally, if shares of Class A Common Stock having an aggregate purchase amount of more than $300 million are tendered in the tender offer, CSC Investments II may accept for purchase up to an additional 2% of Optimum’s outstanding shares of Class A Common Stock without extending the Expiration Time.

Neither CSC Investments II, Optimum, the Board of Managers of CSC Investments II, the Board of Directors of Optimum, the depositary nor the information agent for the tender offer has made any recommendation to any stockholder as to whether to tender or refrain from tendering any shares of Class A Common Stock. Neither CSC Investments II nor Optimum has authorized any person to make any such recommendation. Stockholders must decide whether to tender their shares of Class A Common Stock and, if so, how many shares to tender. In doing so, stockholders should carefully evaluate all of the information in the tender offer documents before making any decision with respect to the tender offer, and should consult their own broker or other financial and tax advisors.

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Optimum’s directors and executive officers have advised CSC Investments II that they will not participate in the tender offer. Next Alt S.à.r.l. (“Next Alt”), a personal holding company of Patrick Drahi, who is its controlling stockholder, has informed CSC Investments II that it will not participate in the tender offer.

CSC Investments II will pay the Purchase Price for shares it purchases promptly after the expiration of the tender offer and the acceptance of such shares for payment. CSC Investments II expects that it may take until at least three business days after the expiration of the tender offer to calculate the final proration factor, if any, and begin paying for tendered shares.

The Offer to Purchase will be mailed to record holders of the Class A Common Stock and will be furnished to brokers, dealers, commercial banks, trust companies or other nominee stockholders and similar persons whose names, or the names of whose nominees, appear on Optimum’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Class A Common Stock. The Offer to Purchase contains important information that stockholders are urged to read before any decision is made with respect to the tender offer.

D.F. King & Co., Inc. will serve as information agent for the tender offer and Equiniti Trust Company, LLC will serve as depositary for the tender offer. For more information about the tender offer, please contact D.F. King & Co., Inc. at (866) 796-1290.

Additional Information Regarding the Tender Offer

There can be no assurance that CSC Investments II will complete the equity tender offer on the terms described in this release or at all. This press release is for informational purposes only. This press release is not a recommendation to buy or sell shares of Class A Common Stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Class A Common Stock or any other securities. A tender offer statement on Schedule TO-I, including an offer to purchase, a letter of transmittal, and related materials, has been filed with the United States Securities and Exchange Commission (the “SEC”) by Optimum on the date hereof. The tender offer is being made pursuant to the offer to purchase, the letter of transmittal, and related materials filed as a part of the Schedule TO-I. Stockholders should read carefully the offer to purchase, letter of transmittal, and related materials because they contain important information, including the various terms of, and conditions to, the tender offer. Stockholders are able to obtain a free copy of the tender offer statement on Schedule TO-I, the offer to purchase, letter of transmittal, and other documents that Optimum has filed with the SEC at the SEC’s website at www.sec.gov, the investor relations section of Optimum’s website at https://investors.optimum.com, or from the information agent for the tender offer.

CSC INVESTMENTS II IS NOT MAKING THE TENDER OFFER TO (NOR WILL IT ACCEPT ANY TENDER OF SHARES FROM OR ON BEHALF OF) HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE TENDER OFFER OR THE ACCEPTANCE OF ANY TENDER OF SHARES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, CSC INVESTMENTS II MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE TENDER OFFER IN ANY SUCH JURISDICTION AND EXTEND THE TENDER OFFER TO HOLDERS OF SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER SHALL BE DEEMED TO BE MADE ON CSC INVESTMENTS II’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

Contacts

Investor Relations

John Hsu: +1 917 405 2097 / john.hsu@optimum.com

Sarah Freedman: +1 631 660 8714 / sarah.freedman@optimum.com

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Media Relations

Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@optimum.com

Janet Meahan: +1 516 519 2353 / janet.meahan@optimum.com

About Optimum Communications

Optimum Communications, Inc. (NYSE: OPTU) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.3 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also operate News 12, which is focused on delivering best-in-class hyperlocal news content.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the tender offer. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this press release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things, our ability to complete the tender offer, the number of shares we are able to purchase pursuant to the tender offer, our future financial condition, liquidity, capital structure and results of operations; our strategy, objectives, prospects and trends, including driving margin expansion; our 2026 priorities, including, among other things: improving broadband trends (including simplifying products and pricing and improving convergence and value-added product sell-in), maintaining financial discipline (including base management, product margin expansion, cost optimization and our AI and automation capabilities) and investing for long-term value creation (including fiber expansion, network upgrades and investment in technology and tools); our capital structure, including our ability to address upcoming maturities, refinancing activities, deleveraging initiatives and transformation plans; our subscriber trends (including broadband, mobile, video and fiber, churn, customer growth, retention, penetration and lifetime value) and competitive dynamics; our go-to-market strategies and pricing and rate management strategies and the anticipated benefits thereof; network enhancements; future developments in the markets in which we participate or are seeking to participate; and our ability to execute the tender offer as intended. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, “outlook”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this press release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Optimum Communications’ forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Optimum Communications specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.

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